Exhibit 99.1

LookSmart Chief Financial Officer Intends to Resign

Second Quarter 2007 Revenue Guidance Increased and Other Guidance Confirmed

SAN FRANCISCO, June 7, 2007—LookSmart, Ltd. (NASDAQ: LOOK; ASX: LOK), an online advertising and technology company, today announced that Chief Financial Officer John Simonelli has announced his intention to resign as CFO and Chief Operating Officer after a replacement is found and his responsibilities have been transitioned. Mr. Simonelli intends to spend more time with his family and young children. A search for a new Chief Financial Officer is currently underway.

Dave Hills, President and Chief Executive Officer of LookSmart, said, “John has been an effective partner during this phase of the company’s development and we will certainly miss him. At the same time, all of us support his decision to spend more time with his family. We are confident in our operational and financial controls and processes which John played a key role in developing, and his willingness to remain on board while we find and integrate a replacement speaks to his dedication and enthusiasm for the Company. On behalf of myself, the Board and the entire LookSmart team, we thank John for his service.”

LookSmart also announced today that given added visibility into the second quarter which ends June 30, 2007, it preliminarily expects that its financial results will meet or exceed prior guidance provided to the market. For the second quarter, the Company now expects to report a total revenue increase of 25-27% year-over-year, an increase from its previously issued second quarter guidance of a total revenue increase of 20-25% year-over-year. Also, as previously guided, for the second quarter the Company continues to expect gross margins of 42%-43% and operating expenses to increase approximately 5% year-over-year.

LookSmart will host a conference call in early August 2007 to discuss its financial results for the second quarter of 2007.

About LookSmart, Ltd.

LookSmart is an online advertising and technology company that provides relevant solutions for advertisers, publishers and consumers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and banners via its consumer Web properties and a monitored ad distribution network; a customizable set of private-label solutions for publishers; and vertical search sites and web tools for consumers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our preliminarily anticipated second quarter results. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may fail to preserve our expertise in online advertising, search and social bookmarking product development, that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms, that we may be unable to grow sources of revenue other than our listings revenue, that we may be unable to attract and retain key personnel, that we may be unable to increase growth in our owned-and-operated sites, that we may be unable to license compelling content at reasonable costs, that we may be unable to attain or maintain customer acceptance of our publisher services products, that changes in the distribution network composition may lead to decreases in traffic volumes, that we may be unable to improve our match rate, average revenue per click, conversion rate or other advertiser metrics, that advertisers may decide to reduce spending or terminate their relationships with us or our partners, that our relationship with Ask .com is terminable under certain conditions, that we may be unable to achieve operating profitability, or that we may have unexpected increases in costs and expenses. In addition, you should read the risk factors detailed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Investor Contact:

John Simonelli, CFO

LookSmart Ltd.

415.348.7501

jsimonelli@looksmart.net

Allyson Pooley

Integrated Corporate Relations

310.954.1100

apooley@icrinc.com